Exhibit 10.2

SIXTH AMENDMENT TO

NOTE PURCHASE AGREEMENT

THIS SIXTH AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of December 11, 2019 (this “Amendment”), is entered into by and among ASSERTIO THERAPEUTICS, INC., a Delaware corporation, as successor-in-interest to DEPOMED, INC. (the “Borrower”), the other Credit Parties party hereto, the Purchasers party hereto, and DEERFIELD PRIVATE DESIGN FUND III, L.P., a Delaware limited partnership, as a Purchaser and as collateral agent (in such latter capacity, the “Agent”).

BACKGROUND STATEMENT

A.                                    The Borrower, the Purchasers and the Agent entered into that certain Note Purchase Agreement, dated as of March 12, 2015, as amended by (1) that certain Consent and First Amendment to Note Purchase Agreement, dated as of December 29, 2015, (2) that certain Waiver and Second Amendment to Note Purchase Agreement, dated as of December 4, 2017, (3) that certain Waiver, Consent and Third Amendment to Note Purchase Agreement and Partial Release of Security Interest, dated as of August 2, 2018, (4) that certain Consent to Note Purchase Agreement and Assumption Agreement, dated as of August 14, 2018, (5) that certain Fourth Amendment to Note Purchase Agreement, dated as of January 8, 2019, and (6) that certain Fifth Amendment to Note Purchase Agreement, dated as of August 9, 2019 (as the same may be amended, modified, restated or otherwise supplemented from time to time, the “Purchase Agreement”), pursuant to which the Borrower issued up to $575,000,000 aggregate principal amount of secured notes to the Purchasers.  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

B.                                    The Borrower wishes to enter into that certain Asset Purchase Agreement, by and among the Borrower, Golf Acquiror, LLC, a Delaware limited liability company (“Golf”), and, solely for the purposes of Section 6.23 and Article X thereof, Celtic Intermediate SA, a public limited company (société anonyme), organized and established under the laws of the Grand Duchy of Luxembourg, in the form attached hereto as Exhibit A (the “Gralise Purchase Agreement”), pursuant to which the Borrower will (1) sell and transfer to Golf certain rights and assets related to the products sold as Gralise® (gabapentin) oral tablets (“Gralise”) and (2) license to Golf certain intellectual property rights related to Gralise (such transactions, as contemplated by and described in the Gralise Purchase Agreement, are hereinafter collectively referred to as the “Gralise Disposition”).

C.                                    In connection with the foregoing, the Borrower has requested that the Purchasers agree to (1) waive certain provisions of, and (2) make certain other amendments to, the Purchase Agreement.

D.                                    The Purchasers are willing to agree to the aforementioned replacements and amendments, in each case, in accordance with, and subject to, the terms and conditions set forth herein, including without limitation, the amendments to the Purchase Agreement set forth below.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I WAIVERS RELATING TO GRALISE DISPOSITION

The Purchasers and the Agent hereby confirm that the Gralise Disposition is permitted under the Purchase Agreement (including for purposes of Section 8.8 of the Purchase Agreement) and waive (a) any rights to require Borrower to prepay the Notes pursuant to Sections 2.7(b) and (c) of the Purchase Agreement, and (b) compliance by the Borrower with Section 5.2(b) of the Purchase Agreement, in each case with respect to the Gralise Disposition; provided that promptly upon (and in any event not later than one Business Day after) receipt of the Purchase Price (as defined in the Gralise Purchase Agreement), the Borrower shall apply a portion of the Purchase Price to prepay $60.5 million principal amount of the Notes, together with accrued (and theretofore) unpaid interest thereon and the applicable $1,815,000 Prepayment Premium with respect to the principal amount prepaid pursuant hereto.  Notwithstanding clause (iv) of Section 2.8 of the Purchase Agreement, the prepayments pursuant hereto shall be applied as follows: first, to the principal amounts payable on January 15, 2020 (or such later date as such payment is deferred to in accordance with the last sentence of this Article I), second, $18.0 million to the principal amounts payable on April 15, 2020, and then, the remaining $22.5 million to the principal amount due at maturity.  For the avoidance of doubt, the Borrower shall not be required to apply any other Asset Disposition Proceeds from the Gralise Disposition to prepay the Notes.  In the event that the Gralise Disposition has not been consummated prior to January 15, 2020, then the principal payment of $20,000,000 due on January 15, 2020, shall not be due and payable until the earlier of (i) the date of consummation of the Gralise Disposition if prior to February 15, 2020 (with such payment being made according to the terms of this Amendment) or (ii) February 15, 2020.

ARTICLE II
AMENDMENTS TO PURCHASE AGREEMENT

2.1                               Immediately effective amendments.  Section 1.1 of the Purchase Agreement is hereby amended to add the following new defined terms:

“Gralise Purchase Agreement” means that certain Asset Purchase Agreement, dated as of December 11, 2019, by and among the Borrower, Golf Acquiror, LLC and Celtic Intermediate SA.

“Gralise Disposition” means the sale and transfer of certain rights and assets related to the “Products” (as defined in the Gralise Purchase Agreement) and the licensing of certain intellectual property rights related to the Products pursuant to the Gralise Purchase Agreement.

“Sixth Amendment” means the Sixth Amendment to Note Purchase Agreement, dated as of December 11, 2019, by and among the Borrower, the other Credit Parties party thereto, the Agent and the Purchasers.

2.2                               Amendments Effective upon the Gralise Disposition.  Effective upon the Gralise Disposition:

(a)                                 Section 1.1 is hereby amended as follows:

(i)                                    The defined term “Net Sales” is hereby amended by adding the following sentence at the end thereof:

For purposes of the fiscal year ended December 31, 2019, the line item “Product sales, net” shall not include revenues from the commercial exploitation of Gralise®.

(b)                                 Section 1.2 is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything to the contrary herein (including clause (iii) of the definition of Adjusted EBITDA), income or gains from the commercial exploitation of Gralise® prior to the consummation of the Gralise Disposition shall not be subtracted from Adjusted EBITDA or excluded from Consolidated Net Income and any gain or loss resulting from the transactions contemplated by the Gralise Purchase Agreement shall be excluded from  Adjusted EBITDA, EBITDA and Consolidated Net Income.

(c)                                  Section 2.5 of the Purchase Agreement is hereby amended to add the following sentence at the end thereof:

Notwithstanding the foregoing, upon the prepayment pursuant to Article I of the Sixth Amendment, the foregoing table shall be replaced by the following table:

Date	Payment Amount
April 15, 2020	No repayment due
July 15, 2020 and October 14, 2020	The lesser of $21,000,000 and the then current outstanding principal amount of the Notes
January 13, 2021	The lesser of $20,000,000 and the then current outstanding principal amount of the Notes

(d)                                 The first sentence of Section 2.7(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Except as otherwise provided in Article I of the Sixth Amendment, promptly upon (and in any event not later than one Business Day after) receipt of Asset Disposition Proceeds (as such receipt may occur from time to time after the Purchase Date), the Borrower shall prepay the outstanding principal amount of the Notes in an amount equal to the amount of such Asset Disposition Proceeds, together with accrued (and theretofore) unpaid interest on the principal amount prepaid, and if any such Asset Disposition Proceeds are received in connection with an Asset Disposition of NUCYNTA®, Gralise® or any property related thereto other than pursuant to the terms of the Commercialization Agreement, the applicable Prepayment Premium with respect to the principal amount prepaid with such Asset Disposition Proceeds.

(e)                                  Section 6.7(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(b)                                 Net Sales.  Commencing with the fiscal quarter ending March 31, 2019, permit Net Sales as of the last day of any fiscal quarter to be less than $142,500,000.00.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce the Purchasers to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and the Purchasers as follows:

3.1                               Representations and Warranties.  Both immediately before and after giving effect to this Amendment and the transactions contemplated hereby, each of the representations and warranties of each Credit Party contained in the Purchase Agreement and each other Credit Document is true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty was true and correct as of such date).

3.2                               No Default.  Both immediately before and after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

3.3                               Authorization; Approvals.  The execution, delivery and performance of this Amendment and the transactions contemplated hereby (a) are within the corporate or limited liability company authority, as applicable, of each Credit Party, (b) have been duly authorized by all necessary corporate or limited liability company action, as applicable, of each Credit Party, (c) do not and will not contravene any other Requirement of Law to which any Credit Party is subject or any judgment, order, writ, injunction, license or permit applicable to any Credit Party, and (d) do not violate or breach any provision of the governing documents of any Credit Party or any agreement or other instrument binding upon any Credit Party. The execution, delivery and performance of this Amendment by each Credit Party does not require the approval or consent of, or filing with, any Governmental Authority.

3.4                               Enforceability.  This Amendment has been duly executed and delivered by each Credit Party and constitutes each Credit Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles.

ARTICLE IV
EFFECTIVENESS

The consent in ARTICLE I and the amendments set forth in ARTICLE II shall become effective as of the date when, and only when, each of the following conditions precedent shall have been satisfied (such date, the “Effective Date”):

4.1                               The Agent shall have received an executed counterpart of this Amendment from each Credit Party and each of the Purchasers.

4.2                               The Borrower shall have paid all fees and expenses due in accordance with Article VII hereof, to the extent invoiced to the Borrower, on the date of execution of this Amendment.

4.3                               Both immediately before and after giving effect to this Amendment and the transactions contemplated hereby, each of the representations and warranties contained in this Amendment shall be true and correct in all material respects on and as of the Effective Date, with the same effect as if made on and as of such date.  The consent in ARTICLE I and the amendments set forth in ARTICLE II shall terminate and be of no further force and effect if (i) the transactions contemplated by the Gralise Purchase Agreement have not been consummated on or before February 15, 2020 or (ii) the Gralise Purchase Agreement is amended in any way that is adverse to the Purchasers under the Purchase Agreement without the prior written consent of the Agent.

4.4                               The Purchasers shall have received such other documents, agreements, instruments, certificates, opinions or other confirmations as the Purchasers may reasonably request.

ARTICLE V
SECURITIES ACT RELATED OBLIGATIONS

On or before 8:00 a.m., New York time, on the first Business Day following the date of this Amendment, the Borrower shall file with the  Securities Exchange Commission a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Amendment and the Gralise Purchase Agreement, attaching this Amendment and the Gralise Purchase Agreement, each in its entirety without any redactions, but excluding the exhibits and schedules thereto, and disclosing any other presently material non-public information (if any) provided or made available to any Purchaser or the Agent  (or any of their respective agents or representatives) on or prior to the date hereof (the “Announcing 8-K Filing”).  The Borrower represents and warrants that, from and after the filing of the Announcing 8-K Filing, it shall have publicly disclosed all material, non-public information (if any) provided or made available to any Purchaser or the Agent (or any of their respective agents or representatives) by Borrower or any of its officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Amendment, the Gralise Purchase Agreement or otherwise on or prior to the date hereof.  Notwithstanding anything contained in this Agreement to the contrary, and without implication that the contrary would otherwise be true, the Borrower expressly acknowledges and agrees that, from and after the Announcing 8-K Filing, no Purchaser or the Agent nor any affiliate of any Purchaser shall have (unless expressly agreed to by such particular Purchaser or the Agent after the date hereof in a written definitive and binding agreement executed by the Borrower and such particular Purchaser or Agent or customary oral (confirmed by e-mail) “wall cross” agreement), any duty of trust or confidence to the Borrower with respect to, or a duty not to trade in any securities while aware of, any information regarding the Borrower provided to any

Purchaser or the Agent (or any of their respective agents or representatives) by Borrower or any of its officers, directors, employees, Affiliates or agents.

ARTICLE VI
AFFIRMATION OF OBLIGATIONS

Each of the Credit Parties hereby acknowledges and consents to all of the terms and conditions of this Amendment and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Credit Party’s obligations (as applicable) under the Purchase Agreement, the Guaranty, the Security Agreement and the other Credit Documents to which it is a party.  Further, each of the Credit Parties hereby (i) ratifies and confirms its pledge of and grant of a security interest in and Lien on all of its collateral to the Agent made pursuant to the Security Agreement and the other Credit Documents to which it is a party, which security interest and Lien shall continue in full force and effect without interruption, and shall constitute the single grant of a security interest and Lien, (ii) confirms and agrees that, after giving effect to this Amendment, the Purchase Agreement, the Guaranty, the Security Agreement and the other Credit Documents to which it is a party remain in full force and effect and enforceable against such Credit Party in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and (iii) represents and warrants to the Agent and the Purchasers that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment.  Each of the Credit Parties further waives any defense to its guaranty liability occasioned by this Amendment.  This acknowledgement and confirmation by each of the Credit Parties is made and delivered to induce the Agent and the Purchasers to enter into this Amendment, and each Credit Party acknowledges that the Agent and the Purchasers would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein.

ARTICLE VII
EXPENSES

Whether or not the Effective Date occurs, the Borrower agrees, on demand, to pay all reasonable out-of-pocket costs and expenses of the Agent and each Purchaser (including, without limitation, reasonable fees and expenses of counsel) in connection with the preparation, negotiation, execution and delivery of this Amendment, and all prior unpaid out-of-pocket costs and expenses of the Agent and each Purchaser.

ARTICLE VIII
MISCELLANEOUS

8.1                               Effect of Amendment.  From and after the Effective Date, all references to the Purchase Agreement set forth in the Purchase Agreement and any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Purchase Agreement as amended by this Amendment.  This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Purchase Agreement except as expressly set forth herein.  Nothing herein shall be deemed to entitle the Borrower or any other Credit Party or Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreement or any other Credit Document in similar or different circumstances.  For the avoidance of doubt, this Amendment shall be deemed a Credit Document.

8.2                               Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

8.3                               Severability.  To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

8.4                               Successors and Assigns.  This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

8.5                               Construction.  The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

8.6                               Counterparts; Integration.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  This agreement or any counterpart may be executed and delivered by facsimile or electronic mail, each of which shall be deemed an original. This Amendment and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

[the remainder of this page left blank intentionally]

IN WITNESS WHEREOF, the undersigned Agent, Purchasers, the Borrower and the other Credit Parties have caused this Amendment to be duly executed as of the date first above written.

Borrower:

ASSERTIO THERAPEUTICS, INC.

By:	/s/ Arthur Higgins
Name:	Arthur Higgins
Title:	President and CEO

Other Credit Parties:

DEPO NF SUB, LLC

By:	Assertio Therapeutics, Inc., its sole member

By:	/s/ Arthur Higgins
Name:	Arthur Higgins
Title:	President and CEO

[Signature Page to Sixth Amendment]

Agent and Purchasers:

DEERFIELD PRIVATE DESIGN FUND III, L.P., as Collateral Agent and a Purchaser

By:	Deerfield Mgmt III, L.P.
General Partner

	By:	J.E. Flynn Capital III, LLC
General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

DEERFIELD PARTNERS, L.P., as a Purchaser

By:	Deerfield Mgmt, L.P.
General Partner

	By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P., as a Purchaser

By:	Deerfield Mgmt, L.P.
General Partner

	By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

[Signature Page to Sixth Amendment]

DEERFIELD PRIVATE DESIGN FUND II, L.P., as a Purchaser

By:	Deerfield Mgmt, L.P.
General Partner

	By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P., as a Purchaser

By:	Deerfield Mgmt, L.P.
General Partner

	By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

[Signature Page to Sixth Amendment]